Exhibit 99.1

Liminatus Pharma, Inc. Announces Reverse Stock Split of its Common Stock

FULLERTON, CA, August 18, 2026 — Liminatus Pharma, Inc. (Nasdaq: LIMN) (“Liminatus” or the “Company”) today announced that its board of directors has adopted resolutions approving a reverse stock split of its common stock, par value $0.0001 per share (“Common Stock”), at a ratio of 1-for-50 (the “Reverse Stock Split”), which was approved by stockholders at the Company’s 2026 Annual Meeting of Stockholders held on August 3, 2026. The Reverse Stock Split will take effect at the close of trading on August 20, 2026, and the Company’s Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market under the Company’s existing trading symbol “LIMN,” at the market open on August 21, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 53271X 207.

At the effective time of the Reverse Stock Split, every 50 issued and outstanding shares of Common Stock will be automatically combined into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares will have such shares rounded up to the nearest whole share, and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of Common Stock or preferred stock. Each stockholder’s proportionate ownership interest in the Company and proportional voting power will remain unchanged (except for nominal adjustments resulting from the treatment of fractional shares). If the Reverse Stock Split were implemented as of July 2, 2026, the total number of outstanding shares would be reduced proportionately from 67,160,362 to approximately 1,343,208. Proportionate adjustments will be made to the number of shares underlying the Company’s outstanding equity awards and to the exercise or conversion prices of such instruments. Similar adjustments will be made to outstanding warrants and other convertible securities.

Stockholders holding their shares in book-entry form or through a bank, broker or other nominee will have their holdings automatically adjusted to reflect the Reverse Stock Split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company, who will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

About Liminatus Pharma, Inc.

Liminatus is a biotechnology company developing novel immune-modulating cancer therapies. The Company’s pipeline includes antibody-based immunotherapies and cellular therapies for the treatment of solid tumors and hematologic malignancies. Its lead candidate, IBA101, is a humanized anti-CD47 monoclonal antibody, and the Company is also advancing additional oncology assets, including dual-target CAR-T therapies, solid tumor CAR-T therapy, and a CS1 Antibody platform acquired through its recently acquisition of InnocsAI.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or that are not statements of historical matter. These statements are based on assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Liminatus. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in business, market, financial, political and legal conditions; (ii) Company’s continued ability to implement business plans; (iii) the risk of downturns, new entrants and a changing regulatory landscape in a highly competitive industry in which the Company operates; and (iv) those risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.

Contacts:

Chris Kim, CEO

info@liminatuspharma.com

(213) 273-5453